Exhibit 10.7

SPONSOR RIGHTS AGREEMENT

This Sponsor Rights Agreement (this “Agreement”) is entered into as of July 29, 2025, by and among ZOOZ Power Ltd., a company incorporated under the laws of the State of Israel (the “Company”), and Forest Hill 18, LP, a Delaware limited partnership (the “Sponsor”).

Whereas, in connection with the Sponsor Support Agreement, dated as of the date hereof, providing for the provision by Sponsor to Company (the “Sponsor Support Agreement”) of certain advisory services as specified therein, the Company has agreed to make certain commitments to the Sponsor with respect to governance and information of the Company and the Sponsor has agreed to subject certain securities of the Company it may receive pursuant to the Sponsor Support Agreement to “lock-up” or transfer restrictions, each as specified further below;

Now, Therefore, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Capitalized terms shall have the meaning ascribed to them in the Sponsor Support Agreement.

1.	Definitions. The following terms used herein have the following meanings:

1.1 “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, or civil proceeding, whether at law or in equity.

1.2 “Affiliate” means, with respect to any specified person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified person, through one or more intermediaries or otherwise.

1.3 “Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

1.4 “Beneficially Own” or “Beneficially Owned” has the meaning ascribed to it in Section 13(d) of the Exchange Act.

1.5 “Board of Directors” means the board of directors of the Company.

1.6 “Commission” means the U.S. Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

1.7 “Company” is defined in the preamble to this Agreement.

1.8 “Company Organizational Documents” is defined in Section 2.4.

1.9 “Confidentiality Agreement” is defined in Section 3.4.

1.10 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

1.11 “Exempted Person” is defined in Section 2.5.

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1.12 “Minimum Holding Condition” means a condition that is satisfied until the first such time that the Sponsor (together with its Affiliates) ceases to Beneficially Own collectively any number of Ordinary Shares and that the Sponsor Support Agreement is in effect.

1.13 “MNPI” is defined in Section 3.4.

1.14 “Nominees” is defined in Section 2.1.1.

1.15 “Notices” is defined in Section 4.2.

1.16 “Ordinary Shares” means the ordinary shares of the Company, par value NIS 0.00286 per share.

1.17 “person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

1.18 “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

1.19 “Sponsor” is defined in the preamble to this Agreement.

1.20 “Sponsor Director” means an individual elected to the Board of Directors that has been nominated by the Sponsor pursuant to this Agreement.

2.	Board of Directors and Officers.

2.1 Director Nomination Rights.

To the maximum extent permitted by law:

2.1.1 For so long as the Minimum Holding Condition is satisfied, the Sponsor shall have the right to designate one person (the “Nominee”) for appointment (or, as applicable), election to the Board of Directors (provided that any person so designated is eligible to serve as a member of the Board of Directors under applicable Nasdaq rules and the Israeli Companies Law-5759-1999 and provides all documentation reasonably necessary to evidence such eligibility), by giving written notice to the Company not later than fifteen (15) days after receiving notice of the date of the applicable meeting of shareholders provided to the Sponsor. The Nominee shall comply with the requirements of the Board of Director’s standard nomination procedures, provided that such procedures are not modified in a way designed to, or having the effect of, impairing Sponsor’s rights pursuant to this Agreement.

2.1.2 The Company shall take all actions necessary, to ensure that: (i) the Nominee is included in the Board of Director’s slate of nominees to the shareholders of the Company for the applicable election of directors and recommended by the Board of Directors at any meeting of shareholders called for the purpose of electing directors of the same class as the Nominee; and (ii) the Nominee up for election is included in the proxy statement prepared by management of the Company in connection with the Company’s soliciting proxies or consents in favor of the foregoing for every applicable meeting of the shareholders of the Company called with respect to the election of members of the Board of Directors of the same class as the Nominee, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the Board of Directors with respect to the applicable election of members of the Board of Directors.

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2.1.3 At any such time where no Sponsor Director is holding office as a member of the Board of Directors (assuming that vacant slots are available to serve at the Board of Directors) and/or if a vacancy occurs because of the death, disability, disqualification, resignation or removal of a Sponsor Director or for any other reason, and at such time, the Minimum Holding Condition is satisfied, then the Sponsor shall be entitled to recommend to the Board of Directors designate such a person’s successor, and the Company shall, within ten (10) days of such designation, take all necessary actions within its control such that such vacancy shall be filled with such successor Nominee, it being understood that any such successor designee shall serve the remainder of the term of the director whom such designee replaces. Insofar as the Board of Directors, believes in good faith, that the Nominee is not qualified to serve as a member of the Board of Directors (per the requirements of applicable Nasdaq rules and the Israeli Companies Law-5759-1999), then the Board of Directors will promptly inform Sponsor and the Sponsor will be entitled to designate a replacement to the Nominee to be appointed by the Board of Directors in vacancy.

2.1.4 Insofar as Company’s outside counsel has opined that any provision under this Section 2.1 is restricted under applicable law (a “Legal Deficiency”), then to the maximum extent possible, Company shall take, and continue to take (if applicable), all reasonable actions in its control to bring the respective terms constituting the Legal Deficiency before the Company’s shareholders (or such other corporate organ which Company’s outside counsel deems required), in order to cure the Legal Deficiency.

2.2 Composition of the Board of Directors.

2.2.1 Subject to the Shareholder Approval, at the Tranche 2 Closing, the Company’s Articles of Association will be amended to reflect (i) appoint members of the Board of Directors in vacancy, in such manner which will cause the Board of Directors to be comprised of not less than six (6) and not more than nine (9) directors, and consist of the requisite number of directors meeting the independence requirements of the Nasdaq Stock Market or any other securities exchange on which the Company’s equity securities are then listed.

2.3 Board Meeting Expenses. The Sponsor Director shall be entitled to reimbursement for out-of-pocket reasonable costs and expenses (including, but not limited to, travel and lodging) incurred by the Sponsor Director in the course of his or her service hereunder in accordance with Company’s policies in effect from time to time (on the same terms as provided to other members of the Company’s Board of Directors), all subject to applicable law, the Company’s compensation policy, and other Company’s policies as shall be in effect from time to time.

2.4 Indemnification. The Company shall provide each Sponsor Director with the same expense reimbursement, benefits, indemnity, exculpation agreement (the “Indemnity Agreement”) provided to the other directors of the Company, and to the maximum extent permitted by law the Company shall not repeal, or in any way adverse to the Sponsor Director, amend or alter any right to indemnification or exculpation covering or benefiting any Sponsor Director nominated pursuant to this Agreement as and to the extent consistent with applicable law, the Company’s Articles of Association or other organizational documents (the “Company Organizational Documents”) and any other indemnification agreements with directors (whether such right is contained in the Company Organizational Documents or another document) (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto). The Company shall take all actions required, where required under applicable law, to bring, and continue to bring (as needed), any such Indemnity Agreement in favor of Sponsor Director before the Company’s shareholders for their approval.

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2.5 Corporate Opportunity. To the maximum extent permitted under the applicable law of any relevant jurisdiction, and, for the avoidance of doubt, no further than the extent permitted under the applicable law in Israel, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to any Sponsor Director or any Exempted Person (as defined below), and to the extent permitted by applicable law, the Sponsor Director, the Sponsor and the investment funds affiliated with or managed by the Sponsor and their respective successors and Affiliates (other than the Company and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Company (each, an “Exempted Person”) shall not be required to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to the Exempted Persons, even if the opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Company (and there shall be no restriction on the Exempted Persons using the general knowledge and understanding of the industry in which the Company operates which it has gained as an Exempted Person in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries, or uses such knowledge and understanding in the manner described herein, in each case, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. In addition to and notwithstanding the foregoing, subject to applicable law, a corporate opportunity shall not be deemed to belong to the Company if it is a business opportunity that the Company is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Company’s business or is of no practical advantage to it or that is one in which the Company has no interest or reasonable expectancy. The Company and the Sponsor Director will enter into a delineation agreement which will be approved by the applicable corporate organs. Company and Sponsor shall each use reasonably commercial efforts to have the Company and the Sponsor Designation enter into the delineation agreement within three (3) weeks from Sponsor’s designation of a new Sponsor Nominee pursuant to this Agreement. The delineation agreement will take into account the Company’s business activities while balancing Sponsor Director’s interests such as existing activities, activities subject to certain thresholds, and applicable geographic scopes.

3.	INFORMATION; ACCESS.

So long as Sponsor reasonably requires the foregoing materials and/or rights of access in connection with the support rendered by Sponsor to the Company, Company shall provide Sponsor with the following, subject to the Confidentiality Agreement (as defined below):

3.1 Quarterly Financial Statements. Concurrently with the distribution of the Company’s quarterly financial statements to the audit committee of the Board (and to the extent prepared) for review, for so long as the Minimum Holding Condition is satisfied, the Company shall deliver to the Sponsor an unaudited balance sheet of the Company as of the last day of each of the first three fiscal quarters of each fiscal year and the related unaudited consolidated statements of income, stockholders equity and cash flows for such fiscal quarter and for the fiscal year-to-date period then ended, including any related notes thereto, if available.

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3.2 Annual Financial Statements. Concurrently with the distribution of the Company’s annual financial statements to the audit committee of the Board for review, for so long as the Minimum Holding Condition is satisfied, the Company shall deliver to the Sponsor such audited balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statements of income, stockholders equity and cash flows for such fiscal year, including any related notes thereto.

3.3 Access. For so long as the Minimum Holding Condition is satisfied, the Company shall, and shall cause its subsidiaries to, permit the Sponsor and its designated representatives (subject to any such representative having entered into a customary confidentiality agreement with, and in form and substance reasonably acceptable to, the Company), at reasonable times and upon reasonable prior notice to the Company, to review the books, records, contracts and agreements of the Company or any of its subsidiaries and to discuss the affairs, finances and condition of the Company or any of its subsidiaries with the officers of the Company or any of its subsidiaries; provided, however, that the Company shall not be obligated pursuant to this Section 3.3 to provide access to any information if and to the extent that it reasonably and in good faith believes that the disclosure of such information would adversely affect the attorney-client privilege between the Company and its counsel or would otherwise violate applicable law.

For the avoidance of doubt, nothing in Sections 3.1-3.3 shall derogate from the Company’s right to withhold or prevent the provision of any information to the Sponsor or its representatives or the Sponsor Director to the extent required under applicable law, to the opinion of the Company’s outside counsel.

3.4 Confidentiality. The Company’s obligations under this Section 3 are subject to the Sponsor’s entering into a customary confidentiality agreement with the Company, in form and substance reasonably satisfactory to the Company (the “Confidentiality Agreement”). In addition, the Sponsor acknowledges that certain of the Company’s securities are registered with the Commission under the Exchange Act, and that certain of the Company’s securities are publicly traded. Accordingly, without limiting the Sponsor’s other obligations under the Confidentiality Agreement, the Sponsor agrees to comply with the applicable securities laws governing use of any information about the Company or its subsidiaries obtained, disclosed, or exposed pursuant to this Agreement or otherwise that is “material non-public information” (“MNPI”) for purposes of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, including Regulation FDI, and any similar or analogous laws in Israel (including but not limited to restrictions related to trading in Company’s securities while in possession of MNPI). Sponsor acknowledges that any information about the Company or its subsidiaries obtained, disclosed, or exposed pursuant to this Agreement or otherwise may qualify as MNPI. The obligations under this Section 3.4 shall survive the termination or expiration of this Agreement for a period of two (2) years, provided, however, that with respect to any confidential information that constitutes a trade secret under applicable law, such obligations shall survive for so long as such confidential information remains a trade secret for a period of up to five (5) years.

4.	Miscellaneous.

4.1 Term and Termination. This Agreement shall automatically terminate and have no further force or effect immediately upon the termination or expiration of the Sponsor Support Agreement in accordance with its terms.

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4.2 Standby Equity Purchase Agreement. Company represents and warrants that, as of the date hereof, there are no “Advances” (as such term is defined in that that certain Standby Equity Purchase Agreement entered into as of November 11, 2024 by the Company and the investor identified therein (as amended or modified, the “SEPA”)) with respect to which Ordinary Shares have not been issued and that there are no amounts owed by the Company to the Investor, as such term is defined in the SEPA. Effective as of the date of this Agreement, any further Advances pursuant to the SEPA will require the unanimous consent of the Company’s Pricing Committee.

4.3 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. Neither Party may assign this Agreement without the prior written consent of the other Party, except in connection with a merger, acquisition, or sale of substantially all of its assets or to a wholly-owned subsidiary. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than for the Sponsor Director in connection with Section 2.5 [Corporate Opportunity].

4.4 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, email or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by email or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

ZOOZ Power Ltd.
4B Hamelacha St.
Lod 7152008
Israel
Tel: [***]

Attention:
Avi Cohen, Executive Chairman
Email: [***]

with a copy to:

Cooley LLP
55 Hudson Yards
New York, NY 10001-2157
Attention: Daniel I. Goldberg, Esq.
Facsimile: +1 (212) 479-6275

Shibolet & Co., Law Firm
Tou Towers
Yitzhak Sadeh 4
Tel Aviv-Yafo, 6777504I
Attention: Adv. Ofer Ben-Yehuda; Adv. Ivor Krumholtz
E-mail: o.ben-yehuda@shibolet.com; i.krumholtz@shibolet.com

To the Sponsor:

Forest Hill 18, LP
21 The Enclave
Dorado, Puerto Rico. 00646
Attention: MOSHE 138, LLC
E-mail: [***]

With a copy to:

Aimee Ross
Email: [***]

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4.5 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable, subject to applicable law.

4.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

4.7 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

4.8 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by both parties.

4.9 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

4.10 Third Party Beneficiaries. Except with respect to the Sponsor Director(s), this Agreement is intended only for the benefit of the parties hereto, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

4.11 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

4.12 Remedies Cumulative. In the event that the a party fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the other party may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

4.13 Governing Law; Dispute Resolution. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Israel, and the competent courts of Tel-Aviv, Israel, shall have exclusive jurisdiction thereof. The parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party, and (b) agree not to commence any Action relating thereto except in the courts described above. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in Israel as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding anything to the contrary in this Section, the Company shall be entitled to seek injunctive relief, including temporary, preliminary, or permanent injunctions, in any court of competent jurisdiction in the event of any actual or threatened breach of confidentiality or MNPI-related provisions of this Agreement, in addition to any other remedies available at law or in equity.

Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable legal fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in any court of competent jurisdiction.

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IN WITNESS WHEREOF, the parties have caused this Sponsor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

ZOOZ Power Ltd.

By:	/s/ Avi Cohen
Name:	Avi Cohen
Title:	Executive Chairman of the Board of Directors

SPONSOR:

Forest Hill 18, LP

By:	MOSHE 43, LLC, its General Partner

By:	/s/ Happy Walters
Name:	Happy Walters
Title:	President